Exhibit 99.1

Blue Owl Capital Corporation Schedules Earnings Release and Quarterly Earnings Call to Discuss

its Fourth Quarter and Fiscal Year Ended December 31, 2023 Financial Results

NEW YORK (January 12, 2024) – Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC”) today announced it will release its financial results for the fourth quarter and fiscal year ended December 31, 2023 on Wednesday, February 21, 2024 after market close. OBDC invites all interested persons to its webcast / conference call on Thursday, February 22, 2024 at 10:00 a.m. Eastern Time to discuss its fourth quarter and fiscal year ended December 31, 2023 financial results.

Conference Call Information:

The conference call will be broadcast live at 10:00 a.m. Eastern Time on the Events section of OBDC’s website at www.blueowlcapitalcorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 737-7048

International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available via a webcast link located on the Events section of OBDC’s website for one year, and via the dial-in numbers listed below for 14 days:

Domestic: (877) 660-6853

International: +1 (201) 612-7415

Access Code: 13743048

About Blue Owl Capital Corporation

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of September 30, 2023, OBDC had investments in 187 portfolio companies with an aggregate fair value of $12.9 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which focuses on direct lending and has approximately $79.5 billion of assets under management as of September 30, 2023.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

Dana Sclafani

212-419-3000

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com